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                                                                      EXHIBIT 20


                     DAIMLER-BENZ AUTO GRANTOR TRUST 1997-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: 04/30/2001
DISTRIBUTION DATE: 05/21/2001

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STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT                                                            Per $1,000 of Original
                                                                                                                 Class A/Class B
                                                                                                               Certificate Amount
                                                                                                             -----------------------

      (i)   Principal Distribution
            ----------------------
                   Class A Amount                                                          $40,030,587.19        $60.927557
                   Class B Amount                                                           $1,886,258.09        $60.927557
     (ii)   Interest Distribution
            ---------------------
                   Class A Amount                                                             $201,820.88         $0.307177
                   Class B Amount                                                               $9,509.88         $0.307176

    (iii)   Monthly Servicing Fee                                                              $34,930.70         $0.050773
            ---------------------                                                     -------------------
              Monthly Supplemental Servicing Fee                                                    $0.00         $0.000000
              Class A Percentage of the Servicing Fee                                          $33,358.82         $0.050773
              Class A Percentage of the Supplemental Servicing Fee                                  $0.00         $0.000000
              Class B Percentage of the Servicing Fee                                           $1,571.88         $0.050773
              Class B Percentage of the Supplemental Servicing Fee                                  $0.00

     (iv)   Class A Principal Balance (end of Collection Period)                                    $0.00
            Class A Pool Factor (end of Collection Period)                                      0.000000%
            Class B Principal Balance (end of Collection Period)                                    $0.00
            Class B Pool Factor (end of Collection Period)                                      0.000000%

      (v)   Pool Balance (end of Collection Period)                                                 $0.00

     (vi)   Class A Interest Carryover Shortfall                                                    $0.00
            Class A Principal Carryover Shortfall                                                   $0.00
            Class B Interest Carryover Shortfall                                                    $0.00
            Class B Principal Carryover Shortfall                                                   $0.00

    (vii)   Amount Otherwise Distributable to the Seller that is Distributed to
                   Either the Class A or Class B Certificateholders                                 $0.00          $0.0000


   (viii)   Balance of the Reserve Fund Property (end of Collection Period)
                   Class A Amount                                                                   $0.00
                   Class B Amount                                                                   $0.00

     (ix)   Aggregate Purchase Amount of Receivables repurchased by the Seller
               or the Servicer                                                                      $0.00


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